                                                                    Exhibit 99.2


                        For further information contact:
                        Jay S. Gould (614) 248-0189
                        Jacqueline R. Spak (614) 248-1280


                              1997 SECOND QUARTER
                PERFORMANCE DISCUSSION AND FINANCIAL SUPPLEMENT

This discussion and analysis contains forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties which may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from actual results, see the 1996 Form 10-K.

                                   DISCUSSION

During the 1997 second quarter, two acquisitions were completed. On June 1, 1997, Liberty Bancorp. Inc. of Oklahoma ("Liberty") was acquired and accounted for as a purchase. On June 27, 1997 the acquisition of First USA, Inc. ("First USA") was completed with prior period results restated as this transaction was accounted for on a pooling of interests basis.

Reported 1997 second quarter earnings were $15.8 million ($0.02 per common share) compared with prior-year quarter results of $395.2 million ($0.66 per common share). For the first six months of 1997 earnings were $397.7 million ($0.67 per common share) down from the same year-ago period of $818.0 million ($1.35 per common share). The significant decline in second quarter and year-to-date earnings reflected several significant and nonrecurring items in the 1997 second quarter which are discussed in the following two sections.

RESTRUCTURING AND MERGER-RELATED COSTS

1997 second quarter earnings and comparisons with prior periods were negatively impacted by $467.4 million ($328.8 after tax or $0.56 per common share) of costs associated with the acquisition of First USA and other strategic initiatives. Of the $467.4 million pretax amount, $337.3 million represented a noninterest expense restructuring charge with $130.1 million related to additional provision for credit losses.

Of the $337.3 million pretax restructuring charge, $240.9 million related to the acquisition of First USA and represented costs associated with business integration, employee-related expenses, transaction costs, and the redemption of First USA's preferred stock. The remaining $96.4 million related to costs associated with a strategic initiative to streamline the retail branch delivery structure by consolidating approximately 200 banking centers over the next 18 months and the previously announced decision to terminate development of the Strategic Banking System. The banking centers will be consolidated into other banking centers in close proximity serving the same customers in order to reduce costs and reinvest in more cost effective, convenient outlets for customers. The total $337.3 million charge is expected to result in improved pretax earnings of about $90 million by 1999 in addition to the $335 million in synergies anticipated in the First USA acquisition.

Also during the quarter, and in conjunction with the First USA merger and a decision to consolidate the BANC ONE and First USA credit card master trusts, $2.0 billion of credit card loans previously classified as loans held for sale were transferred into loans and leases with a resulting provision for credit losses taken. In addition, another provision was taken to align First USA's credit card charge-off policy to BANC ONE's more conservative policy. These two provisions totaled $130.1 million pretax.

Excluding the $467.4 million pretax impact of these special items, as well as the impact of the previously announced accounting adjustment by First USA related to the recognition of securitization gains discussed below, earnings for the current quarter were $391.6 million or $0.67 per common share compared with $395.2 million or $0.66 per common share in the 1996 second quarter. On this same basis earnings for the first six months of 1997 were $826.5 million or $1.40 per common share compared with $818.0 million or $1.35 per common share for the same year-ago period.

EARNINGS ANALYSIS

Given the acquisition of First USA and the second quarter charges, Table 1 is presented as an aid to understanding the components of 1997 second quarter earnings.

                          TABLE 1 - EARNINGS ANALYSIS

     ($ in millions)                  BANC     First    One Time     BANC ONE
                                      ONE       USA     Charges    Consolidated
                                      ---       ---     -------    ------------
     Net interest income (TE)       $1,301.7   $ 64.5   $    --      $1,366.2
     Provision for credit losses       229.6     36.1     130.1         395.8
     Noninterest income                556.4    274.1        --         830.5
     Noninterest expense             1,087.4    299.5     337.3       1,724.2
     (TE) Tax equivalent adjustment     13.8       --        --          13.8
                                        ----      ---       ---          ----
   Income before income taxes       $  527.3   $  3.0   $(467.4)     $   62.9
     Provision for income taxes        184.6      1.1    (138.6)         47.1
                                       -----      ---    ------          ----
   Net income                       $  342.7   $  1.9   $(328.8)     $   15.8

BANC ONE on a stand alone basis earned $342.7 million in the 1997 second quarter compared with $370.7 million in the 1997 first quarter. This $28.0 million earnings decline is more than explained by two items totaling $48 million after tax: $28 million in Project One spending, which unlike prior quarters, was not offset by nonrecurring income items and $20 million in seasonal tax refund anticipation loan (RAL) activity which favorably impacted the first quarter.

First USA earned $1.9 million in the current quarter compared with $24.1 million in the 1997 first quarter. As previously reported, an accounting adjustment associated with the recognition of gains on sale of securitized assets resulted in gains being recorded in prior years with the negative impact of reducing First USA's 1997 full-year reported after tax earnings by $176 million. This negatively impacted the 1997 second quarter by $47 million. Excluding this impact, second quarter earnings were $48.9 million.

This $34 million earnings decline between quarters reflected a decision to accelerate 1997 first half marketing activities and increase market penetration in order to capitalize on a competitive environment in which other credit card issuers were reducing their business development efforts. This decision has had the desired impact as evidenced by the growth in managed loans and new accounts discussed below. It is anticipated that marketing and business development expenses during the 1997 third and fourth quarters, while still reflecting a strong growth orientation, will return to more normal levels. As such, and exclusive of the negative impact of the securitization accounting adjustment, expectations for First USA's earnings for the second half of 1997 remain consistent with projections made in January at the time of the merger announcement.

Given the underlying trends for First USA and other business segments, our expectations for 1997 second half earnings per share are in the $1.50 range. That implies a $1.60 running rate when the impact of the accounting adjustment associated with the recognition of gains on securitizations is added back.

Our initial target for 1998 is in excess of $4.00 per share. There are several significant factors leading to this increase from the second half run rate. These include anticipated Project One benefits, targeted First USA synergies, the elimination of the effect of the securitization accounting adjustment, and run rate implications of the second quarter special charge.

SUMMARY OF RESULTS - 1997 SECOND QUARTER

Key quarterly and year-to-date performance ratios are listed below in Table 2.

                        TABLE 2 - KEY PERFORMANCE RATIOS

                                                Three Months Ending
                                                -------------------
                                             6/30/97  3/31/97  6/30/96
                                             -------  -------  -------
        Return on average assets (1)           1.23%    1.40%    1.54%
        Return on average common equity (1)   13.95    16.30    17.17
        Period end total equity to assets      8.53     8.61     9.15
        Period end tangible common equity
          to net assets                        7.52     7.83     8.12

   (1) 1997 second quarter amounts exclude the $467.4 million restructuring and merger-related charges.

Taxable equivalent net interest income was $1.366 billion, basically unchanged from the first quarter but up 7 percent from the year-ago quarter. Average 1997 second quarter on balance sheet loans and leases increased at a 5 percent annualized rate, more than offsetting a decline in lower margin investment securities, resulting in a 3 percent annualized growth in average earning assets. The core net interest margin (after first quarter RAL impact) was 5.41 percent, up slightly from the prior quarter and 8 basis points from the prior-year quarter. The core net funds function, excluding the impact of the $130.1 million in one-time provision charges, increased slightly from the first quarter's 4.33 percent level to 4.36 percent. Refer to Table 3 for net interest margin detail.

                     TABLE 3 - NET INTEREST MARGIN ANALYSIS

        ($ in millions)                    Three Months Ending          Three Months Ending
                                           -------------------          -------------------
                                      6/30/97   3/31/97   Change        6/30/96      Change
                                      -------   -------   ------        -------      ------
        Net interest income (TE)      $  1,366  $  1,372   (1.6)%(1)    $ 1,272        7.4%
        Avg. earnings assets           101,241   100,605    2.5  (1)     94,168        7.5

        Reported NIM                      5.41%     5.53%   (12)bp         5.43%        (2)bp
        Adjustments (3)                    (--)    (0.13)    13           (0.10)        10
                                           ---     -----                  -----         --
        Core NIM                          5.41%     5.40%     1            5.33%         8

        Core net funds
              function (3)                4.36%(2)  4.33%     3 bp         4.50%       (14)bp

        (TE) Taxable equivalent
        (1)  Annualized
        (2)  Excluding impact of $130.1 million of one-time provisioning
        (3) Excluding RAL impact in 1Q97 and 1Q96 and a one-time accrual adjustment in 2Q96.

Table 4 shows a comprehensive view of total loan and lease growth by adding together loans and leases and loans held for sale as reported on the balance sheet with securitized loans.

On this basis, underlying loan growth during the second quarter was an annualized 9 percent compared with 15 percent during the first quarter and 12 percent during the year-ago quarter. Wholesale loans increased at a 10 percent annualized rate, up from 5 percent during the first quarter. Second quarter consumer loans excluding credit cards grew at a 13 percent annualized rate, up slightly from the prior quarter. Total loans and leases excluding credit cards increased at an 11 percent rate during the quarter compared with 9 percent during the 1997 first quarter and 9 percent in the year ago quarter. Wholesale and consumer loans grew at a more rapid rate during the 1997 second quarter than in any of the last four quarters.

                   TABLE 4 - UNDERLYING LOAN GROWTH ANALYSIS

        ($ in billions)             Annualized Loan Growth Rates
                                    ----------------------------
                          2Q97      2Q97    1Q97    4Q96    3Q96
                        Average      vs.     vs.     vs.     vs.
                      Outstandings  1Q97    4Q96    3Q96    2Q96
                      ------------  ----    ----    ----    ----
        Wholesale       $ 33.5       9.5%    5.4%    9.6%    5.3%
        Consumer          38.1      13.1    12.5     8.8     7.0
                          ----      ----    ----     ---     ---
           Subtotal     $ 71.6      11.4     9.2     9.2     6.2
        Credit Card       35.1       3.5    27.3    24.9    16.4
                          ----       ---    ----    ----    ----
           Total        $106.7       8.8%   15.1%   14.2%    9.4%

Credit card loan growth slowed during the quarter to a 4 percent annualized rate from 27 percent in the first quarter. This slowdown in growth was a result of a earlier tightening of credit standards and reduced marketing programs in the BANC ONE portfolio in anticipation of the First USA merger and resultant synergies. In contrast, First USA marketing programs during the quarter generated significant growth in loans, though much of it occurred late in the second quarter thereby having a lesser impact on the quarterly average growth rate. Annualized growth during the quarter as measured by the change in end of period loans was 30 percent for First USA compared with 16 percent for the consolidated credit card portfolio.

Noninterest income totaled $830.5 million in the 1997 second quarter, up $23.3 million from the first quarter reflecting increases in a number of fee activities, most notably loan processing and servicing income, which was partially offset by lower venture capital gains. Compared with the year-ago quarter, noninterest income was up $58.3 million. This year-over-year increase reflected growth in securities brokerage, service charges on deposit accounts, and investment management and advisory activities which was only partially offset by a decline in loan processing and servicing income which was negatively impacted by lower credit card and merchant processing fees and a higher level of charge-offs in credit card securitized assets.

Noninterest expense continued to be influenced by Project One implementation costs. But as anticipated, during the 1997 second quarter such costs declined from $55 million in the first quarter to $43 million, a $12 million decrease. Excluding Project One implementation costs for comparison purposes, as well as the 1997 second quarter $337.3 million restructuring charge, noninterest expense between quarters increased $90.1 million. This increase reflected a $70.3 million increase in marketing expense primarily associated with stepped-up First USA business development activities. Compared with the year-ago quarter, and excluding Project One implementation costs from both periods and the 1997 second quarter restructuring charge, noninterest expense was up $142.4 million with $100.2 million related to higher marketing expense.

CREDIT QUALITY

The June 30, 1997 allowance for loan losses was $1.362 billion, up $139.8 million from March 31, 1997. As a percent of period end loans and leases, the allowance for loan and lease losses improved significantly from 1.55 percent at March 31, 1997 to 1.62 percent at June 30, 1997 and provided nonperforming loan coverage of 344 percent. Nonperforming assets at June 30, 1997 totaled $450 million and though up $16 million from the end of the 1997 first quarter, remained at a low 0.53 percent of period-end loans and leases.

Refer to Table 5 for net charge-off amounts and percents expressed as an annualized percent of average loan balances.

                           TABLE 5 - NET CHARGE-OFFS

                                             Three Months Ending
                                             -------------------
   ($ in millions)                     June 30, 1997     March 31, 1997
                                       -------------     --------------
                                      Amount  Percent   Amount  Percent
                                      ------  -------   ------  -------
   Commercial                         $  1.3    0.02%   $  4.1    0.08%
   Real estate                           6.4    0.10       6.3    0.10
   Consumer (excluding credit card)     75.4    1.44      79.1    1.60
   Credit Cards - reported             209.9    6.36     156.8    4.57
   Leases                                0.8    0.13       1.0    0.17
                                      ------            ------
        Total Corporation             $293.8    1.42%   $247.3    1.24%

Net charge-offs in the second quarter totaled $293.8 million, up $46.5 million from the prior quarter and as a percent of average loans and leases were 1.42 percent compared with 1.24 percent in the 1997 first quarter. Excluding the impact of credit card accounting policy changes relating to the timing of recognition of bankruptcy losses by BANC ONE in the 1997 first quarter and the adoption of a more conservative charge-off policy by First USA in the second quarter, net charge-offs would have been unchanged at 1.39 percent in both quarters.

The decline in other noncredit card consumer net charge-offs on both a dollar and percent basis reflected lower gross charge-offs though recoveries also showed improvement due to more efficient collection efforts.

Loans delinquent 90 days or more at June 30, 1997 totaled $494.2 million and represented 0.58 percent of end of period loans and leases, down from $516.3 million or 0.63 percent at the end of the first quarter. Most important, credit card delinquencies on a managed portfolio basis declined during the 1997 second quarter from 2.39 percent of related balances to 2.11 percent.

CREDIT CARD PERFORMANCE

The generation of new credit card business for First USA during the 1997 second quarter was very strong reflecting stepped-up marketing and business development activities. June 30, 1997 ending credit card balances for First USA increased $1.7 billion or 30 percent on an annualized basis from the end of the first quarter and 1.8 million new accounts were opened, almost double recent quarterly performance. This growth was driven primarily by significant new partnership relationships and successful consumer lifestyle programs, as well as benefiting from a moderation in industry-wide mail volume and reduction in account attrition. On a consolidated basis, managed credit card balances at June 30, 1997 were $36.2 billion on a customer base of 37.7 million Cardmembers.

Credit card asset quality trends continued to improve. On a consolidated basis, the 30 day managed delinquency rate declined to 4.76 percent from 5.21 percent at the end of the 1997 first quarter. In the $21 billion First USA Master Trust, the 30 day delinquency rate has declined for eight consecutive months through June 30, 1997. Most important, the Master Trust net credit loss ratio declined from 6.43 percent in May to 5.70 percent in June 1997.

Net charge-offs in the managed credit card portfolio for the 1997 second quarter increased from 5.63 percent to 6.22 percent with 36 percent, or 21 basis points of the 59 basis point increase, explained by the above mentioned changes in accounting policy. Specifically, these changes were BANC ONE's first quarter adoption of a 90 day charge-off policy on bankruptcies and the second quarter adoption by First USA of a more conservative general 180 day charge-off policy on credit cards. Adjusted for impact of these accounting policy changes, the net charge-off ratio increased from 5.95 percent to 6.33 percent.

The integration of the BANC ONE and First USA credit card businesses is proceeding rapidly and smoothly. All merger-related management reassignments were completed. Also, during the quarter First USA conducted two major platinum card mailings to BANC ONE customers and prospects. All systems-related decisions have been made and the conversion of BANC ONE's credit card operations to First Data Resources is scheduled for February 1998 with a possible completion as early as November 1997. Management continues to believe the opportunities created by the combined credit card operations are on track to meet or exceed the previously stated objectives for combined expense reductions and revenue enhancements.

CAPITAL

At June 30, 1997, the tangible common equity to net assets ratio was 7.52 percent, down from 7.83 percent at March 31, 1997 due principally to asset growth.

In connection with the merger, $193 million of First USA's $200 million of trust preferred securities were redeemed by June 30, 1997.

During the quarter, the BANC ONE's credit ratings were reaffirmed by Moody's and Standard & Poor's. Table 6 below highlights the long term debt ratings by major rating agencies.

              TABLE 6 - BANC ONE CORPORATION CREDIT AGENCY RATINGS

                                      Senior       Subordinated
                                       Debt            Debt
                                       ----            ----
        Moody's                         Aa3             A1
        Standard & Poor's               AA-             A+
        Thomson BankWatch               AA              AA-

                                      ###

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                       QUARTERLY RESULTS
                                                      ------------------------------------------------
CONSOLIDATED KEY FINANCIAL HIGHLIGHTS                        June 30,       March 31,        June 30,    Chg from
                                                                 1997            1997            1996   Prior Year
(millions, except per common share amounts) (unaudited)
---------------------------------------------------------------------------------------------------------------------
EARNINGS AND DIVIDENDS
Net income                                                        $15.8          $381.9          $395.2          -96.0%
Net income per common share                                        0.02            0.65            0.66          -97.0%
Dividends per common share (1)                                     0.38            0.38            0.34           11.8%

BALANCE SHEET HIGHLIGHTS - PERIOD END
Loans and leases - managed                                   $109,429.1      $102,475.4       $95,786.4           14.2%

Loans and leases                                              $84,200.1       $79,051.0       $73,684.3
Earning assets                                                100,760.7       100,544.2        94,371.5            6.8%
Total assets                                                  115,491.6       111,837.0       104,791.7           10.2%

Total deposits                                                 76,963.9        73,942.8        72,540.5            6.1%
Long-term borrowings                                            9,972.2         7,571.0         4,847.8          105.7%
Total stockholders' equity                                      9,849.5         9,634.3         9,588.2            2.7%


CONDENSED INCOME STATEMENT
Gross revenue (TE)                                             $3,204.1        $3,145.1        $2,894.7           10.7%

Net interest income (TE)                                       $1,366.2        $1,371.6        $1,272.4            7.4%
Provision for credit losses                                       395.8           271.9           194.7          103.3%
Noninterest income                                                830.5           807.2           772.2            7.5%
Noninterest expense                                             1,724.2         1,309.0         1,238.0           39.3%
Tax equivalent adjustment                                          13.8            13.8            16.2          -14.8%
                                                      -------------------------------------------------
Income before income taxes                                         62.9           584.1           595.7          -89.4%
Provision for income taxes                                         47.1           202.2           200.5          -76.5%
                                                      -------------------------------------------------
Net income                                                        $15.8          $381.9          $395.2          -96.0%
                                                      =================================================
Net income available to common stockholders                       $12.6          $378.5          $391.0          -96.8%
                                                      =================================================

KEY PERFORMANCE RATIOS
Return on average assets                                            0.06%           1.40%           1.54%
Return on average common equity                                     0.51%          16.30%          17.17%
Return on average total equity                                      0.63%          16.11%          16.90%
Net interest margin (TE)                                            5.41%           5.53%           5.43%
Net funds function (TE)                                             3.84%           4.43%           4.60%

COMMON STOCK DATA
Common shares outstanding - period end (2)                         581.5           563.7           575.0            1.1%
                                - average                          583.2           588.3           595.7           -2.1%

Book value per common share                                       $16.62          $16.74          $16.26            2.2%
Price per common share:
   High                                                            50.13           49.25           37.75
   Low                                                             39.13           39.38           32.88
   Close                                                           48.44           39.75           34.00           42.5%

   (TE) = taxable equivalent
(1) As originally reported
(2) Net of 0, 13.9, and 1.7 million treasury shares as of June 30, 1997, March 31, 1997, and June 30, 1996 respectively.

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                       QUARTERLY RESULTS
                                                      ------------------------------------------------
CONSOLIDATED KEY FINANCIAL HIGHLIGHTS (CONTINUED)            June 30,       March 31,        June 30,          Chg from
                                                                 1997            1997            1996         Prior Year
(millions, except per common share amounts) (unaudited)
------------------------------------------------------------------------------------------------------------------------
CAPITAL (2)
Tier I capital                                                 $8,388.0        $9,063.1        $8,954.0           -6.3%
Total qualifying capital                                       13,123.0        12,922.8        12,276.0            6.9%
Total risk adjusted assets                                    102,463.5        96,077.8        88,563.5           15.7%
Tier I capital ratio                                               8.19%           9.43%          10.11%
Total risk adjusted capital ratio                                 12.81%          13.45%          13.86%
Leverage ratio                                                     8.47%           8.27%           8.72%
Average total equity to average assets                             8.90%           8.68%           9.09%
Tangible common equity to net assets                               7.52%           7.83%           8.12%


INTANGIBLES - PERIOD END
Goodwill                                                         $762.1          $500.1          $560.3           36.0%
Other intangibles                                                 299.7           243.2           351.5          -14.7%
                                                      -------------------------------------------------
Total intangibles                                              $1,061.8          $743.3          $911.8           16.5%


CREDIT QUALITY
Allowance for credit losses - period end                       $1,362.2        $1,222.4        $1,100.5           23.8%
Nonperforming assets - period end:
Nonaccrual                                                       $395.4          $371.9          $385.6            2.5%
Renegotiated                                                        1.0             2.3             2.1          -52.4%
Other real estate owned                                            53.7            59.6            70.5          -23.8%
                                                      -------------------------------------------------
  Total nonperforming assets                                     $450.1          $433.8          $458.2           -1.8%

Loans delinquent over 90 days                                    $494.2          $516.3          $330.8           49.4%

Gross charge-offs                                                $365.1          $332.7          $236.4           54.4%
Recoveries                                                         71.3            85.4            64.3           10.9%
                                                      -------------------------------------------------
  Net charge-offs                                                $293.8          $247.3          $172.1           70.7%


CREDIT RATIOS
Allowance to ending loans and leases                               1.62%           1.55%           1.49%
Allowance to nonperforming loans and leases                       343.6%          326.7%          283.8%
Nonperforming assets to ending loans and leases (3)                0.53%           0.53%           0.62%
90 days delinquent to ending loans and leases (3)                  0.58%           0.63%           0.45%
Net charge-offs to average loans and leases (1) (3)                1.42%           1.24%           0.94%


   (TE) = taxable equivalent
   (1) Annualized
   (2) June 30, 1997 amounts are calculated based on preliminary data
   (3) Includes loans held for sale

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                   YEAR TO DATE RESULTS

                                                                     Six Months Ended
                                                      ------------------------------------------------
CONSOLIDATED KEY FINANCIAL HIGHLIGHTS                        June 30,                        June 30,         Chg from
                                                                 1997                            1996        Prior Year
(millions, except per common share amounts) (unaudited)
----------------------------------------------------------------------                ----------------------------------
EARNINGS AND DIVIDENDS
Net income                                                       $397.7                          $818.0          -51.4%
Net income per common share                                        0.67                            1.35          -50.4%
Dividends per common share (1)                                     0.76                            0.68           11.8%


CONDENSED INCOME STATEMENT
Gross revenue (TE)                                             $6,349.2                        $5,821.1            9.1%

Net interest income (TE)                                       $2,737.8                        $2,548.6            7.4%
Provision for credit losses                                       667.7                           382.8           74.4%
Noninterest income                                              1,637.7                         1,528.7            7.1%
Noninterest expense                                             3,033.2                         2,430.0           24.8%
Tax equivalent adjustment                                          27.6                            32.1          -14.0%
                                                      -----------------               -----------------
Income before income taxes                                        647.0                         1,232.4          -47.5%
Provision for income taxes                                        249.3                           414.4          -39.8%
                                                      -----------------               -----------------
Net income                                                       $397.7                          $818.0          -51.4%
                                                      =================               =================
Net income available to common stockholders                      $391.1                          $809.5          -51.7%
                                                      =================               =================


KEY PERFORMANCE RATIOS
Return on average assets (2)                                       0.72%                           1.59%
Return on average common equity (2)                                8.20%                          17.66%
Return on average total equity  (2)                                8.17%                          17.39%
Net interest margin (TE)                                           5.47%                           5.44%
Net funds function (TE)                                            4.14%                           4.62%


COMMON STOCK DATA
Common shares outstanding - average                               585.7                           598.1           -2.1%


CAPITAL
Average total equity to average assets                             8.79%                           9.12%


CREDIT QUALITY
Gross charge-offs                                                $697.8                          $474.3           47.1%
Recoveries                                                        156.7                           123.9           26.5%
                                                      -----------------               -----------------
  Net charge-offs                                                $541.1                          $350.4           54.4%

Net charge-offs to average loans and leases (2) (3)                1.33%                           0.95%

(TE) = taxable equivalent
(1) As originally reported
(2) Annualized
(3) Includes loans held for sale

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                               QUARTERLY RESULTS

                                                                    Three Months Ended
                                                      ------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME                             June 30,       March 31,        June 30,         Chg from
                                                                 1997            1997            1996        Prior Year
(millions, except per common share amounts) (unaudited)
-----------------------------------------------------------------------------------------------------------------------
INTEREST INCOME                                                $2,359.8        $2,324.1        $2,106.3           12.0%
INTEREST EXPENSE                                                1,007.4           966.3           850.1           18.5%
                                                      -------------------------------------------------
  NET INTEREST INCOME                                           1,352.4         1,357.8         1,256.2            7.7%

PROVISION FOR CREDIT LOSSES                                       395.8           271.9           194.7          103.3%
                                                      -------------------------------------------------
  Net interest income after provision for credit losses           956.6         1,085.9         1,061.5

NONINTEREST INCOME
Investment management and advisory activities                      76.2            74.2            67.7           12.6%
Service charges on deposit accounts                               174.8           166.0           161.2            8.4%

Loan processing and servicing income:
   Mortgage banking                                                19.5            20.3            26.1          -25.3%
   Credit card and merchant processing fees                        44.5            38.0            63.7          -30.1%
   Loan servicing income                                          297.5           271.3           279.1            6.6%
                                                      -------------------------------------------------
       Total loan processing and servicing income                 361.5           329.6           368.9           -2.0%

Securities gains                                                   17.1            15.2             4.5          280.0%

Other income:
   Insurance                                                       31.4            32.6            31.8           -1.3%
   Securities brokerage                                            35.7            28.0            29.4           21.4%
   Investment banking                                              13.1             9.3            11.3           15.9%
   Other                                                          120.7           152.3            97.4           23.9%
                                                      -------------------------------------------------
       Total other income                                         200.9           222.2           169.9           18.2%
                                                      -------------------------------------------------
               Total noninterest income                           830.5           807.2           772.2            7.5%

NONINTEREST EXPENSE
Salaries and related costs                                        565.6           567.7           547.4            3.3%
Net occupancy expense, exclusive of depreciation                   48.9            51.2            51.4           -4.9%
Equipment expense                                                  28.9            30.2            30.9           -6.5%
Taxes other than income and payroll                                25.4            23.1            25.2            0.8%
Depreciation                                                       79.3            78.8            79.6           -0.4%
Amortization of intangibles                                        31.5            29.8            39.1          -19.4%
Outside services and processing                                   192.7           191.5           164.2           17.4%
Marketing and development                                         200.3           130.0           100.1          100.1%
Communication and transportation                                  104.7            94.4            93.4           12.1%
Restructuring charges                                             337.3             0.0             0.0          100.0%
Other                                                             109.6           112.3           106.7            2.7%
                                                      -------------------------------------------------
               Total noninterest expense                        1,724.2         1,309.0         1,238.0           39.3%
                                                      -------------------------------------------------

INCOME BEFORE INCOME TAXES                                         62.9           584.1           595.7          -89.4%
Provision for income taxes                                         47.1           202.2           200.5          -76.5%
                                                      -------------------------------------------------
NET INCOME                                                        $15.8          $381.9          $395.2          -96.0%
                                                      =================================================

Net income per common share                                       $0.02           $0.65           $0.66          -97.0%

Weighted average common shares outstanding                        583.2           588.3           595.7           -2.1%

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                  YEAR TO DATE RESULTS

                                                                     Six Months Ended
                                                      ------------------------------------------------
CONSOLIDATED STATEMENT OF INCOME                             June 30,                        June 30,    Chg from
                                                                 1997                            1996   Prior Year
(millions, except per common share amounts) (unaudited)
----------------------------------------------------------------------                -------------------------------
INTEREST INCOME                                                $4,683.9                        $4,260.3            9.9%
INTEREST EXPENSE                                                1,973.7                         1,743.8           13.2%
                                                      -----------------               -----------------
  NET INTEREST INCOME                                           2,710.2                         2,516.5            7.7%

PROVISION FOR CREDIT LOSSES                                       667.7                           382.8           74.4%
                                                      -----------------               -----------------
  Net interest income after provision for credit losses         2,042.5                         2,133.7

NONINTEREST INCOME
Investment management and advisory activities                     150.4                           130.3           15.4%
Service charges on deposit accounts                               340.8                           318.0            7.2%

Loan processing and servicing income:
   Mortgage banking                                                39.8                            45.9          -13.3%
   Credit card and merchant processing fees                        82.5                           134.2          -38.5%
   Loan servicing income                                          568.8                           536.8            6.0%
                                                      -----------------               -----------------
       Total loan processing and servicing income                 691.1                           716.9           -3.6%

Securities gains                                                   32.3                             5.6          476.8%

Other income:
   Insurance                                                       64.0                            58.1           10.2%
   Securities brokerage                                            63.7                            51.5           23.7%
   Investment banking                                              22.4                            19.7           13.7%
   Other                                                          273.0                           228.6           19.4%
                                                      -----------------               -----------------
       Total other income                                         423.1                           357.9           18.2%
                                                      -----------------               -----------------
               Total noninterest income                         1,637.7                         1,528.7            7.1%

NONINTEREST EXPENSE
Salaries and related costs                                      1,133.3                         1,091.0            3.9%
Net occupancy expense, exclusive of depreciation                  100.1                           100.0            0.1%
Equipment expense                                                  59.1                            61.0           -3.1%
Taxes other than income and payroll                                48.5                            49.8           -2.6%
Depreciation                                                      158.1                           151.3            4.5%
Amortization of intangibles                                        61.3                            74.2          -17.4%
Outside services and processing                                   384.2                           319.5           20.3%
Marketing and development                                         330.3                           195.1           69.3%
Communication and transportation                                  199.1                           181.7            9.6%
Restructuring charges                                             337.3                             0.0          100.0%
Other                                                             221.9                           206.4            7.5%
                                                      -----------------               -----------------
               Total noninterest expense                        3,033.2                         2,430.0           24.8%
                                                      -----------------               -----------------

INCOME BEFORE INCOME TAXES                                        647.0                         1,232.4          -47.5%
Provision for income taxes                                        249.3                           414.4          -39.8%
                                                      -----------------               -----------------
NET INCOME                                                       $397.7                          $818.0          -51.4%
                                                      =================               =================

Net income per common share                                        0.67                            1.35          -50.4%

Weighted average common shares outstanding                        585.7                           598.1           -2.1%

BANC ONE CORPORATION AND SUBSIDIARIES


CONSOLIDATED BALANCE SHEET                                   June 30,       March 31,        June 30,    Chg from
                                                                 1997            1997            1996   Prior Year
(millions, except per common share amounts) (unaudited)
---------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and due from banks                                        $6,364.7        $5,435.1        $5,200.0           22.4%
Short-term investments                                          1,002.1           618.5         1,082.5           -7.4%
Loans held for sale                                               392.9         2,369.0           508.0          -22.7%
SECURITIES:
    Securities held to maturity                                   760.1         4,407.7         3,808.4          -80.0%
    Securities available for sale                              14,405.5        14,098.0        15,288.3           -5.8%
                                                      -------------------------------------------------
          Total securities                                     15,165.6        18,505.7        19,096.7          -20.6%

LOANS AND LEASES:
    Managed                                                   109,429.1       102,475.4        95,786.4           14.2%
    Securitized                                               (25,229.0)      (23,424.4)      (22,102.1)          14.1%
                                                      -------------------------------------------------
          Total loans and leases - reported                    84,200.1        79,051.0        73,684.3           14.3%

Allowance for credit losses                                    (1,362.2)       (1,222.4)       (1,100.5)          23.8%
                                                      -------------------------------------------------
          Net loans and leases                                 82,837.9        77,828.6        72,583.8           14.1%

Other assets:
    Bank premises and equipment, net                            1,833.1         1,807.7         1,771.1            3.5%
    Interest earned, not collected                                833.8           756.1           729.6           14.3%
    Other real estate owned                                        53.7            59.6            70.5          -23.8%
    Excess of cost over net assets of affiliates purchased        762.1           500.1           560.3           36.0%
    Other                                                       6,245.7         3,956.6         3,189.2           95.8%
                                                      -------------------------------------------------
          Total other assets                                    9,728.4         7,080.1         6,320.7           53.9%
                                                      -------------------------------------------------
          Total assets                                       $115,491.6      $111,837.0      $104,791.7           10.2%
                                                      =================================================


LIABILITIES
DEPOSITS:
    Non-interest bearing                                      $18,191.6       $15,853.6       $14,586.7           24.7%
    Interest bearing                                           58,772.3        58,089.2        57,953.8            1.4%
                                                      -------------------------------------------------
          Total deposits                                       76,963.9        73,942.8        72,540.5            6.1%
Federal funds purchased and repurchase agreements               9,105.3        12,375.9         9,716.0           -6.3%
Other short-term borrowings                                     6,820.3         5,618.8         5,273.3           29.3%
Long-term borrowings                                            9,972.2         7,571.0         4,847.8          105.7%
Accrued interest payable                                          520.1           442.6           449.0           15.8%
Other liabilities                                               2,260.3         2,251.6         2,376.9           -4.9%
                                                      -------------------------------------------------
          Total liabilities                                   105,642.1       102,202.7        95,203.5           11.0%
                                                      -------------------------------------------------

STOCKHOLDERS' EQUITY
Preferred stock                                                   184.2           195.6           240.6          -23.4%
Common stock                                                    2,907.6         2,888.0         2,883.4            0.8%
Capital in excess of aggregate stated value of common           4,054.3         4,365.2         4,477.3           -9.4%
Retained earnings                                               2,672.1         2,833.9         2,088.3           28.0%
Net unrealized holding gains (losses) on
   securities available for sale                                   31.3           (77.5)          (39.7)        -178.8%
Treasury stock                                                      0.0          (570.9)          (61.7)        -100.0%
                                                      -------------------------------------------------
          Total stockholders' equity                            9,849.5         9,634.3         9,588.2            2.7%
                                                      -------------------------------------------------
          Total liabilities and stockholders' equity         $115,491.6      $111,837.0      $104,791.7           10.2%
                                                      =================================================


BANC ONE CORPORATION AND SUBSIDIARIES

                                                                            QUARTERLY RESULTS

LOAN AND LEASE ANALYSIS - PERIOD ENDING                  June 30,        March 31,       June 30,        Chg from
                                                           1997            1997            1996         Prior Year
(millions) (unaudited)
---------------------------------------------------------------------------------------------------------------------
Commercial                                                    $22,115.0       $20,707.6       $19,445.9           13.7%
Real estate - commercial                                        6,028.3         5,969.8         6,183.9           -2.5%
Real estate - construction                                      3,968.4         3,920.0         3,166.7           25.3%
Real estate - residential                                      15,673.7        14,500.5        11,543.8           35.8%
            - securitized                                        (188.9)         (207.2)         (232.2)         -18.6%
                                                      -------------------------------------------------
            - reported                                         15,484.8        14,293.3        11,311.6           36.9%

Consumer, net - managed                                        22,963.5        22,258.8        22,400.1            2.5%
            - securitized                                      (2,403.8)       (1,902.8)       (2,266.5)           6.1%
                                                      -------------------------------------------------
            - reported                                         20,559.7        20,356.0        20,133.6            2.1%

Credit card - managed                                          36,151.9        32,783.8        30,999.5           16.6%
            - securitized                                     (22,636.3)      (21,314.4)      (19,603.4)          15.5%
                                                      -------------------------------------------------
            - reported                                         13,515.6        11,469.4        11,396.1           18.6%

Leases, net                                                     2,528.3         2,334.9         2,046.5           23.5%
                                                      -------------------------------------------------
          Total loans and leases - managed                   $109,429.1      $102,475.4       $95,786.4           14.2%
                                 - securitized                (25,229.0)      (23,424.4)      (22,102.1)          14.1%
                                                      -------------------------------------------------
                                 - reported                   $84,200.1       $79,051.0       $73,684.3           14.3%
                                                      =================================================


                                                                       Three Months Ended
                                                      ------------------------------------------------
LOAN AND LEASE ANALYSIS - AVERAGE                            June 30,       March 31,        June 30,    Chg from
                                                                 1997            1997            1996   Prior Year
---------------------------------------------------------------------------------------------------------------------
Commercial                                                    $21,183.5       $20,150.2       $19,386.9            9.3%
Real estate - commercial                                        6,007.2         6,195.7         6,098.2           -1.5%
Real estate - construction                                      3,892.8         3,770.5         3,093.9           25.8%
Real estate - residential                                      14,957.7        14,298.7        11,213.9           33.4%
            - securitized                                        (197.0)         (210.7)           (7.7)        2458.4%
                                                      -------------------------------------------------
            - reported                                         14,760.7        14,088.0        11,206.2           31.7%

Consumer, net - managed                                        22,750.2        21,941.1        22,240.5            2.3%
              - securitized                                    (1,794.8)       (1,843.5)       (2,067.4)         -13.2%
                                                      -------------------------------------------------
              - reported                                       20,955.4        20,097.6        20,173.1            3.9%

Credit card - managed                                          33,189.1        33,882.7        30,450.2            9.0%
            - securitized                                     (21,882.5)      (20,976.2)      (19,152.6)          14.3%
                                                      -------------------------------------------------
            - reported                                         11,306.6        12,906.5        11,297.6            0.1%

Leases, net                                                     2,421.9         2,312.6         1,972.0           22.8%
                                                      -------------------------------------------------
          Total loans and leases - managed                   $104,402.4      $102,551.5       $94,455.6           10.5%
                                 - securitized                (23,874.3)      (23,030.4)      (21,227.7)          12.5%
                                                      -------------------------------------------------
                                 - reported                   $80,528.1       $79,521.1       $73,227.9           10.0%
                                                      =================================================

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                  YEAR TO DATE RESULTS

LOAN AND LEASE ANALYSIS - AVERAGE                                    Six Months Ended
                                                      ------------------------------------------------   Chg from
                                                             June 30,                        June 30,   Prior Year
(millions) (unaudited)                                           1997                            1996
---------------------------------------------------------------------------------------------------------------------
Commercial                                                    $20,669.7                       $19,125.6            8.1%
Real estate - commercial                                        6,100.9                         6,043.4            1.0%
Real estate - construction                                      3,832.0                         3,007.1           27.4%
Real estate - residential                                      14,630.0                        11,157.4           31.1%
            - securitized                                        (203.8)                           (3.9)        5125.6%
                                                      -----------------                ----------------
            - reported                                         14,426.2                        11,153.5           29.3%

Consumer, net - managed                                        22,347.9                        22,021.8            1.5%
              - securitized                                    (1,819.0)                       (1,921.3)          -5.3%
                                                      -----------------                ----------------
              - reported                                       20,528.9                        20,100.5            2.1%

Credit card - managed                                          23,219.2                        30,121.7          -22.9%
            - securitized                                     (11,117.1)                      (18,080.4)         -38.5%
                                                      -----------------                ----------------
            - reported                                         12,102.1                        12,041.3            0.5%

Leases, net                                                     2,367.6                         1,874.0           26.3%
                                                      -----------------                ----------------
          Total loans and leases - managed                    $93,167.3                       $93,350.9           -0.2%
                                 - securitized                (13,139.9)                      (20,005.5)         -34.3%
                                                      -----------------                ----------------
                                 - reported                   $80,027.4                       $73,345.4            9.1%
                                                      =================                ================

BANC ONE CORPORATION AND SUBSIDIARIES                       QUARTERLY AVERAGE BALANCE SHEET, YIELDS & RATES (1) (2)

                                         Second Quarter 1997           First Quarter 1997                 Second Quarter 1996
                               ---------------------------------------------------------------------------------------------------
                                  Average    Income /  Yield /     Average    Income /  Yield /    Average   Income /  Yield /
(millions) (unaudited)            Balance    Expense    Rate       Balance    Expense    Rate      Balance    Expense    Rate
----------------------------------------------------------------------------------------------------------------------------------
Short term investments                 $792.2       $11.2     5.67%      $844.8      $11.2      5.38%      $645.5      $9.6   5.98%
Loans held for sale                   2,317.7        78.3    13.55%     1,420.6       44.2     12.62%       699.4      13.4   7.71%
Securities: (4) (5)
    Taxable                          16,137.3       264.8     6.58%    17,244.4      277.2      6.52%    17,865.0     286.2   6.44%
    Tax exempt                        1,465.9        30.3     8.29%     1,574.3       31.9      8.22%     1,729.7      35.6   8.28%
                               --------------------------            ---------------------      ---------------------------
Total securities                     17,603.2       295.1     6.72%    18,818.7      309.1      6.66%    19,594.7     321.8   6.61%
Loans and leases: (3)
    Commercial                       21,183.5       447.5     8.47%    20,150.2      411.9      8.29%    19,386.9     399.5   8.29%
    Real estate - commercial          6,007.2       136.6     9.12%     6,195.7      136.4      8.93%     6,098.2     135.0   8.90%
    Real estate - construction        3,892.8        93.9     9.68%     3,770.5       90.0      9.68%     3,093.9      76.7   9.97%
    Real estate - residential        14,760.7       351.4     9.55%    14,088.0      330.1      9.50%    11,206.2     258.3   9.27%
    Consumer, net                    20,955.4       494.0     9.46%    20,097.6      487.1      9.83%    20,173.1     468.4   9.34%
    Credit Card                      11,306.6       420.6    14.92%    12,906.5      477.0     14.99%    11,297.6     402.9  14.34%
    Leases, net                       2,421.9        45.0     7.45%     2,312.6       40.9      7.17%     1,972.0      36.9   7.53%
                               --------------------------            ---------------------      ---------------------------
Total net loans and leases           80,528.1     1,989.0     9.91%    79,521.1    1,973.4     10.06%    73,227.9   1,777.7   9.76%

Total earning assets                101,241.2    $2,373.6     9.40%   100,605.2   $2,337.9      9.42%    94,167.5  $2,122.5   9.07%

Allowance for credit losses          (1,217.6)                         (1,199.0)                         (1,081.9)
Other assets                         12,477.8                          11,355.8                          10,339.3
                               --------------                   ---------------                   ---------------
          Total assets             $112,501.4                        $110,762.0                        $103,424.9
                               ==============                   ===============                   ===============

Deposits:
    Noninterest bearing             $15,342.0                         $14,588.5                         $14,073.7
    Interest bearing demand           1,677.3        $7.0     1.67%     1,920.1       $7.5      1.58%     2,240.3      $9.6   1.72%
    Money market and savings         30,826.6       269.6     3.51%    30,075.1      252.6      3.41%    29,197.9     235.8   3.25%
    Time deposits:
        CD's less than $100,000      18,128.4       249.5     5.52%    18,140.5      247.1      5.52%    19,040.7     261.0   5.51%
        CD's $100,000 and over:
            Domestic                  5,817.1        80.1     5.52%     6,023.3       81.4      5.48%     5,406.6      47.8   3.56%
            Foreign                   2,148.3        29.3     5.47%     2,591.8       34.5      5.40%     2,272.9      29.9   5.29%
                               --------------------------            ---------------------      ---------------------------
Total deposits                       73,939.7       635.5     3.45%    73,339.3      623.1      3.45%    72,232.1     584.1   3.25%
Borrowed Funds:
    Short-term                       17,043.2       233.1     5.49%    18,030.4      231.9      5.22%    14,592.5     189.2   5.21%
    Long-term                         8,776.4       138.8     6.34%     6,994.2      111.3      6.45%     4,726.1      76.8   6.54%
                               --------------------------            ---------------------      ---------------------------
Total borrowed funds                 25,819.6       371.9     5.78%    25,024.6      343.2      5.56%    19,318.6     266.0   5.54%

Total interest bearing liabilities   84,417.3    $1,007.4     4.79%    83,775.4     $966.3      4.68%    77,477.0    $850.1   4.41%
Other liabilities                     2,735.1                           2,781.3                           2,471.6
Preferred stock                         188.9                             201.0                             243.0
Common equity (6)                     9,818.1                           9,415.8                           9,159.6
                               --------------                   ---------------                   ---------------
Total liabilities and equity       $112,501.4                        $110,762.0                        $103,424.9
                               ==============                   ===============                   ===============
   (1) Fully taxable equivalent basis
   (2) Certain prior period amounts have been reclassified for comparison purposes
   (3) Nonaccrual loans are included in loan balances
   (4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
   (5) Fair value of total securities at June 30, 1997 approximates $15,181
   (6) Net unrealized holding gains (losses) on securities available for sale, net of tax
                                        ($23.4)                               ($1.3)                                ($36.6)
                                ==============                      ===============                        ===============

BANC ONE CORPORATION AND SUBSIDIARIES             YEAR TO DATE AVERAGE BALANCE SHEET, YIELDS & RATES (1)(2)

                                            First Six Months 1997                 First Six Months 1996
                                      ----------------------------------     ---------------------------------
                                        Average     Income /   Yield /         Average     Income /   Yield /
(millions) (unaudited)                  Balance      Expense     Rate          Balance     Expense     Rate
------------------------------------------------------------------------     ---------------------------------
Short term investments                  $818.4       $22.4      5.52%         $618.3        $17.7     5.76%
Loans held for sale                    1,871.6       122.5     13.20%          644.7         24.2     7.55%
Securities: (4)(5)
    Taxable                           16,687.8       542.0      6.55%       17,960.7        580.9     6.50%
    Tax exempt                         1,519.8        62.2      8.25%        1,731.5         72.2     8.39%
                                  ------------------------              -------------------------
Total securities                      18,207.6       604.2      6.69%       19,692.2        653.1     6.67%
Loans and leases: (3)
    Commercial                        20,669.7       859.4      8.38%       19,125.6        783.1     8.23%
    Real estate - commercial           6,100.9       273.0      9.02%        6,043.4        269.3     8.96%
    Real estate - construction         3,832.0       183.9      9.68%        3,007.1        148.5     9.93%
    Real estate - residential         14,426.2       681.5      9.53%       11,153.5        513.2     9.25%
    Consumer, net                     20,528.9       981.1      9.64%       20,100.5        956.0     9.56%
    Credit Card                       12,102.1       897.6     14.96%       12,041.3        857.9    14.33%
    Leases, net                        2,367.6        85.9      7.32%        1,874.0         69.4     7.45%
                                  ------------------------              -------------------------
Total net loans and leases            80,027.4     3,962.4      9.98%       73,345.4      3,597.4     9.86%

Total earning assets                 100,925.0    $4,711.5      9.41%       94,300.6     $4,292.4     9.15%

Allowance for credit losses           (1,208.4)                             (1,080.3)
Other assets                          11,919.9                              10,504.3
                                  ------------                         -------------
          Total assets              $111,636.5                            $103,724.6
                                  ============                         =============

Deposits:
    Noninterest bearing              $14,967.4                             $14,108.4
    Interest bearing demand            1,798.0       $14.5      1.63%        2,677.7        $24.4     1.83%
    Money market and savings          30,452.9       522.2      3.46%       28,625.5        467.8     3.29%
    Time deposits:
        CD's less than $100,000       18,134.4       496.6      5.52%       19,417.6        537.0     5.56%
        CD's $100,000 and over:
            Domestic                   5,919.7       161.5      5.50%        5,497.0        124.3     4.55%
            Foreign                    2,368.8        63.8      5.43%        1,853.1         49.0     5.32%
                                  ------------------------              -------------------------
Total deposits                        73,641.2     1,258.6      3.45%       72,179.3      1,202.5     3.35%
Borrowed Funds:
    Short-term                        17,534.1       465.0      5.35%       14,878.1        389.5     5.26%
    Long-term                          7,890.2       250.1      6.39%        4,704.7        151.7     6.48%
                                  ------------------------              -------------------------
Total borrowed funds                  25,424.3       715.1      5.67%       19,582.8        541.2     5.56%

Total interest bearing liabilities    84,098.1    $1,973.7      4.73%       77,653.7     $1,743.7     4.52%
Other liabilities                      2,758.0                               2,499.7
Preferred stock                          194.9                                 245.2
Common equity (6)                      9,618.1                               9,217.6
                                  ------------                          ------------
Total liabilities and equity        $111,636.5                            $103,724.6
                                  ============                          ============
   (1) Fully taxable equivalent basis
   (2) Certain prior period amounts have been reclassified for comparison purposes
   (3) Nonaccrual loans are included in loan balances
   (4) Average securities balances are based on amortized historical cost, excluding SFAS 115 adjustments to fair value which are included in other assets.
   (5) Fair value of total securities at June 30, 1997 approximates $15,181
   (6) Net unrealized holding gains (losses) on securities available for sale, net of tax
                                              ($12.2)                               $21.7
                                       =============                         ============

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                            QUARTERLY RESULTS


UNDERLYING LOAN GROWTH ANALYSIS (1) (2)                                     Three Months Ended
                                                   ----------------------------------------------------------------------
                                                     Jun. 30,      Mar. 31,      Jun. 30,      Growth(3)      Growth
(millions) (unaudited)                                 1997          1997          1996        2Q vs. 1Q     2Q vs. 2Q
-------------------------------------------------------------------------------------------------------------------------
                 AVERAGE BALANCES
WHOLESALE
  Commercial loans and leases                            $23,576.8     $22,657.0     $21,816.5          16.3%          8.1%
  Real estate - construction                               3,892.8       3,803.8       3,127.2           9.4%         24.5%
  Real estate - commercial                                 6,007.2       6,238.0       6,165.2         -14.8%         -2.6%
                                                    ------------------------------------------
      Total wholesale                                     33,476.8      32,698.8      31,108.9           9.5%          7.6%

CONSUMER
  Real estate - residential                                5,570.1       5,704.8       6,218.3          -9.4%        -10.4%
  Home equity                                              8,046.9       7,709.0       6,735.5          17.6%         19.5%
  Direct consumer                                          3,281.3       3,113.3       2,775.9          21.6%         18.2%
  Indirect consumer                                       15,472.0      14,885.2      14,164.0          15.8%          9.2%
  Student                                                  2,856.1       2,898.7       2,655.9          -5.9%          7.5%
  Other consumer                                             938.7         935.3         818.8           1.5%         14.6%
  Consumer finance                                         1,955.0       1,672.1       1,040.3          67.9%         87.9%
                                                    ------------------------------------------
     Sub-total                                            38,120.1      36,918.4      34,408.7          13.1%         10.8%
Credit cards                                              35,123.2      34,822.2      29,457.8           3.5%         19.2%
                                                    ------------------------------------------
     Total consumer                                       73,243.3      71,740.6      63,866.5           8.4%         14.7%
                                                    ==========================================
     Total loans and leases                              106,720.1     104,439.4      94,975.4           8.8%         12.4%
                                                    ==========================================


               PERIOD END BALANCES
WHOLESALE
  Commercial loans and leases                            $24,615.9     $23,713.1     $22,434.6          15.3%          9.7%
  Real estate - construction                               3,968.4       4,023.8       3,270.4          -5.5%         21.3%
  Real estate - commercial                                 6,028.3       6,095.9       6,334.7          -4.4%         -4.8%
                                                    ------------------------------------------
      Total wholesale                                     34,612.6      33,832.8      32,039.7           9.2%          8.0%

CONSUMER
  Real estate - residential                                5,760.7       5,754.6       6,241.0           0.4%         -7.7%
  Home equity                                              8,372.7       7,804.1       6,977.4          29.2%         20.0%
  Direct consumer                                          3,347.2       3,108.9       2,762.7          30.7%         21.2%
  Indirect consumer                                       15,683.1      15,440.1      14,516.6           6.3%          8.0%
  Student                                                  2,790.0       2,894.6       2,633.3         -14.5%          6.0%
  Other consumer                                             949.3         932.5         840.3           7.2%         13.0%
  Consumer finance                                         2,154.5       1,824.1       1,108.2          72.7%         94.4%
                                                    ------------------------------------------
     Sub-total                                            39,057.5      37,758.9      35,079.5          13.8%         11.3%
Credit cards                                              36,151.9      34,759.3      30,034.7          16.1%         20.4%
                                                    ------------------------------------------
     Total consumer                                       75,209.4      72,518.2      65,114.2          14.9%         15.5%
                                                    ==========================================
     Total loans and leases                              109,822.0     106,351.0      97,153.9          13.1%         13.0%
                                                    ==========================================

   (1) Represents total of on-balance sheet loans, loans held for sale, and securitized loans.
   (2) Prior periods restated to conform with current period presentation; e.g. acquistions, dispositions, loan purchases/sales, and reclassifications.
   (3) Annualized

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                               QUARTERLY RESULTS

MANAGED CREDIT CARD DETAIL (1)                                                 Three Months Ended
                                                 --------------------------------------------------------------------------------
                                                           Jun. 30,        Mar. 31,       Dec. 31,        Sep. 30,       Jun. 30,
(millions) (unaudited)                                        1997            1997           1996            1996           1996
---------------------------------------------------------------------------------------------------------------------------------
BANC ONE CORPORATION (EXCLUDING FIRST USA)
---------------------------------------------------------------------------------------------------------------------------------
PERIOD END LOANS                  - MANAGED              $11,532.0       $11,893.8      $12,641.4       $12,798.0       $12,271.6
                                  - securitized           (3,340.0)       (3,340.0)      (3,340.0)       (3,940.0)       (4,440.0)
                                                 --------------------------------------------------------------------------------
                                  - reported               8,192.0         8,553.8        9,301.4         8,858.0         7,831.6
                                                 --------------------------------------------------------------------------------
QUARTERLY AVERAGE LOANS           - MANAGED               11,635.8        12,290.5       12,824.4        12,595.8        11,918.5
                                  - securitized           (3,340.0)       (3,340.0)      (3,558.0)       (4,198.0)       (4,440.0)
                                                 --------------------------------------------------------------------------------
                                  - reported               8,295.8         8,950.5        9,266.4         8,397.8         7,478.5
---------------------------------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS - AMOUNT          - MANAGED                  228.8           182.2          218.8           192.3           173.7
                                  - securitized              (66.4)          (60.5)         (69.7)          (77.0)          (77.0)
                                                 --------------------------------------------------------------------------------
                                  - reported                 162.4           121.7          149.1           115.3            96.7
                - RATE            - MANAGED                   7.89%           6.01%          6.79%           6.06%           5.86%
                                  - securitized               7.98%           7.35%          7.79%           7.30%           6.98%
                                                 --------------------------------------------------------------------------------
                                  - reported                  7.85%           5.51%          6.40%           5.46%           5.20%
---------------------------------------------------------------------------------------------------------------------------------
DELINQUENCY RATE - 30+ DAYS       - MANAGED                   6.21%           6.35%          5.80%           5.05%           4.62%
                                  - securitized               6.30%           6.59%          6.56%           5.85%           5.11%
                                                 --------------------------------------------------------------------------------
                                  - reported                  6.22%           6.26%          5.53%           4.69%           4.34%
                                                 --------------------------------------------------------------------------------
                 - 90+ DAYS       - MANAGED                   2.77%           2.80%          2.39%           2.04%           1.82%
                                  - securitized               2.89%           2.98%          2.77%           2.36%           1.93%
                                                 --------------------------------------------------------------------------------
                                  - reported                  2.76%           2.73%          2.25%           1.97%           1.76%
---------------------------------------------------------------------------------------------------------------------------------
CREDIT CARD CHARGE VOLUME         - MANAGED                3,724.3         3,604.9        5,049.7         4,816.2         4,495.4
NEW ACCOUNTS OPENED               - MANAGED                  398.0           361.2          696.0           646.6           660.4
CREDIT CARDS ISSUED               - MANAGED               19,908.5        21,744.2       20,259.2        22,099.3        22,058.6
ACCOUNTS ON FILE                  - MANAGED               15,592.5        17,043.5       15,843.2        17,258.4        17,219.2
=================================================================================================================================


           FIRST USA
---------------------------------------------------------------------------------------------------------------------------------
PERIOD END LOANS                  - MANAGED              $24,619.9       $22,890.0      $22,196.6       $19,792.7       $18,727.9
                                  - securitized          (19,296.3)      (17,974.4)     (17,074.5)      (16,026.3)      (15,163.4)
                                                 --------------------------------------------------------------------------------
                                  - reported               5,323.6         4,915.6        5,122.1         3,766.4         3,564.5
                                                 --------------------------------------------------------------------------------
QUARTERLY AVERAGE LOANS           - MANAGED               23,487.4        22,592.2       20,546.1        19,092.0        18,531.7
                                  - securitized          (18,542.5)      (17,636.2)     (16,150.8)      (15,358.1)      (14,712.6)
                                                 --------------------------------------------------------------------------------
                                  - reported               4,944.9         4,956.0        4,395.3         3,733.9         3,819.1
---------------------------------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS - AMOUNT          - MANAGED                  315.4           302.9          252.0           226.0           192.0
                                  - securitized             (267.9)         (267.8)        (222.3)         (198.9)         (170.6)
                                                 --------------------------------------------------------------------------------
                                  - reported                  47.5            35.1           29.7            27.1            21.4
                - RATE            - MANAGED                   5.39%           5.44%          4.88%           4.71%           4.17%
                                  - securitized               5.80%           6.16%          5.48%           5.15%           4.66%
                                                 --------------------------------------------------------------------------------
                                  - reported                  3.85%           2.87%          2.69%           2.89%           2.25%
---------------------------------------------------------------------------------------------------------------------------------
DELINQUENCY RATE - 30+ DAYS       - MANAGED                   4.08%           4.62%          4.89%           4.70%           4.00%
                                  - securitized               4.57%           4.96%          5.27%           4.99%           4.23%
                                                 --------------------------------------------------------------------------------
                                  - reported                  2.32%           3.36%          3.59%           3.47%           3.06%
                                                 --------------------------------------------------------------------------------
                 - 90+ DAYS       - MANAGED                   1.80%           2.18%          2.14%           1.94%           1.69%
                                  - securitized               2.02%           2.29%          2.25%           2.02%           1.75%
                                                 --------------------------------------------------------------------------------
                                  - reported                  0.97%           1.70%          1.70%           1.58%           1.43%
---------------------------------------------------------------------------------------------------------------------------------
CREDIT CARD CHARGE VOLUME         - MANAGED                6,444.6         5,780.2        6,340.3         4,914.5         4,547.5
NEW ACCOUNTS OPENED               - MANAGED                1,811.9           876.6        1,034.4         1,044.9           696.5
CREDIT CARDS ISSUED               - MANAGED               17,830.5        16,250.6       15,946.5        15,127.0        14,318.1
ACCOUNTS ON FILE                  - MANAGED               13,834.5        12,521.3       12,201.5        11,579.4        10,933.3
=================================================================================================================================

(1) Includes credit card loans held for sale

BANC ONE CORPORATION AND SUBSIDIARIES

                                                                               QUARTERLY RESULTS

MANAGED CREDIT CARD DETAIL (1) (CONTINUED)                                     Three Months Ended
                                                 --------------------------------------------------------------------------------
                                                           Jun. 30,        Mar. 31,       Dec. 31,       Sep. 30,       Jun. 30,
(millions) (unaudited)                                        1997            1997           1996           1996           1996
---------------------------------------------------------------------------------------------------------------------------------
      BANC ONE CORPORATION
---------------------------------------------------------------------------------------------------------------------------------
PERIOD END LOANS                  - MANAGED              $36,151.9       $34,783.8      $34,838.0       $32,590.7       $30,999.5
                                  - securitized          (22,636.3)      (21,314.4)     (20,414.5)      (19,966.3)      (19,603.4)
                                                 --------------------------------------------------------------------------------
                                  - reported              13,515.6        13,469.4       14,423.5        12,624.4        11,396.1
                                                 --------------------------------------------------------------------------------
QUARTERLY AVERAGE LOANS           - MANAGED               35,123.2        34,882.7       33,370.5        31,687.8        30,450.2
                                  - securitized          (21,882.5)      (20,976.2)     (19,708.8)      (19,556.1)      (19,152.6)
                                                 --------------------------------------------------------------------------------
                                  - reported              13,240.7        13,906.5       13,661.7        12,131.7        11,297.6
---------------------------------------------------------------------------------------------------------------------------------
NET CHARGE-OFFS - AMOUNT          - MANAGED                  544.2           485.1          470.8           418.3           365.7
                                  - securitized             (334.3)         (328.3)        (292.0)         (275.9)         (247.6)
                                                 --------------------------------------------------------------------------------
                                  - reported                 209.9           156.8          178.8           142.4           118.1
                 - RATE           - MANAGED                   6.22%           5.63%          5.61%           5.25%           4.83%
                                  - securitized               6.13%           6.35%          5.89%           5.61%           5.20%
                                                 --------------------------------------------------------------------------------
                                  - reported                  6.36%           4.57%          5.21%           4.67%           4.20%
---------------------------------------------------------------------------------------------------------------------------------
DELINQUENCY RATE - 30+ DAYS       - MANAGED                   4.76%           5.21%          5.22%           4.84%           4.25%
                                  - securitized               4.83%           5.22%          5.48%           5.16%           4.43%
                                                 --------------------------------------------------------------------------------
                                  - reported                  4.68%           5.20%          4.84%           4.33%           3.94%
                                                 --------------------------------------------------------------------------------
                 - 90+ DAYS       - MANAGED                   2.11%           2.39%          2.23%           1.98%           1.74%
                                  - securitized               2.15%           2.40%          2.34%           2.09%           1.79%
                                                 --------------------------------------------------------------------------------
                                  - reported                  2.05%           2.35%          2.05%           1.85%           1.66%
---------------------------------------------------------------------------------------------------------------------------------
CREDIT CARD CHARGE VOLUME         - MANAGED               10,168.9         9,385.1       11,390.0         9,730.7         9,042.9
NEW ACCOUNTS OPENED               - MANAGED                2,209.9         1,237.8        1,730.4         1,691.5         1,356.9
CREDIT CARDS ISSUED               - MANAGED               37,739.0        37,994.8       36,205.7        37,226.3        36,376.7
ACCOUNTS ON FILE                  - MANAGED               29,427.0        29,564.8       28,044.7        28,837.8        28,152.5
=================================================================================================================================

(1) Includes credit card loans held for sale